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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 9, 1995


                          THE SUMMIT BANCORPORATION
            (Exact name of registrant as specified in its charter)


New Jersey                          0-8026                  22-2007124
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                    File Number)           Identification No.)


                      One Main Street, Chatham, NJ 07928
                   (Address of principal executive offices)

       Registrant's telephone number, including area code  201-701-2666
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Item 5.         Other Events

        On May 9, 1995, The Summit Bancorporation (the "Company") announced that its Board of Directors authorized the repurchase of up to 7% of the total of the Company's shares outstanding or approximately 2.3 million common shares. The Company announced that it expects to repurchase the common shares from time to time in the open market or through privately negotiated transactions, subject to market conditions.

        A copy of the News Release issued by the Company on May 9, 1995 is attached as Exhibit A to the Current Report and is incorporated herein.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           The Summit Bancorporation
                                                (Registrant)

                                               /s/ John F. Kuntz
                                           -------------------------
                                                 (Signature)
                                            John F. Kuntz, Secretary

Date:  May 15, 1995






Attachment
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                                EXHIBIT INDEX


        Exhibit A - News Release issued by the Company on May 9, 1995